UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 22, 2015

CYRUSONE INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1649 West Frankford Road

Carrollton, TX 75007

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — Entry into a Material Definitive Agreement.

On June 22, 2015, CyrusOne Inc.’s operating partnership, CyrusOne LP, a Maryland limited partnership (the “Operating Partnership”), entered into an amendment (the “Amendment”) to the credit agreement and other loan documents governing its senior unsecured revolving credit facility and senior unsecured term loan facility (the “Credit Agreement”), dated as of October 9, 2014,  among the Operating Partnership, as borrower, the guarantors party thereto, the lenders party thereto and KeyBank National Association (“KeyBank”), as agent for the lenders.

The Amendment, among other things, increased the size of the Credit Agreement’s accordion feature, which gives the Operating Partnership the ability to request an increase in the total commitment under the Credit Agreement, from $300.0 million to $600.0 million.  Subsequently, the Operating Partnership exercised $350.0 million of this accordion feature and obtained commitments to increase the total commitment under the Credit Agreement from $600.0 million to $950.0 million, comprised of $650.0 million of commitments under its revolving credit facility and $300.0 million of commitments under its term loan.

The Credit Agreement is available to finance all or part of the Operating Partnership’s previously announced acquisition of Cervalis Holdings LLC, a Delaware limited liability company (the “Merger”). CyrusOne Inc. is still evaluating the timing and mix of its permanent financing options for the Merger at this time.

The above description is only a summary of certain provisions of the Amendment and is qualified in its entirety by reference to the provisions of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 1.02 — Termination of a Material Definitive Agreement.

In connection with the execution of the Amendment, the Operating Partnership and KeyBank terminated the previously announced financing commitment from KeyBank to provide a $300.0 million unsecured bridge loan facility to fund the Merger.

ITEM 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 8.01 — Other Events.

On June 22, 2015 CyrusOne Inc. issued a press release announcing the Amendment of the Credit Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

First Amendment to Credit Agreement and other Loan Documents, dated as of June 22, 2015, among CyrusOne LP, the guarantors party thereto, the lenders party thereto and KeyBank National Association, as agent for the lenders.

99.1	Press Release, dated June 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: June 22, 2015	By:	/s/ Thomas W. Bosse
Thomas W. Bosse
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

First Amendment to Credit Agreement and other Loan Documents, dated as of June 22, 2015, among CyrusOne LP, the guarantors party thereto, the lenders party thereto and KeyBank National Association, as agent for the lenders.

99.1	Press Release, dated June 22, 2015.